SECURITIES AND EXCHANGE COMMISSION
		      Washington, D.C.  20549

			      FORM T-1

		      STATEMENT OF ELIGIBILITY

	       UNDER THE TRUST INDENTURE ACT OF 1939

	   OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
		   PURSUANT TO SECTION 305(B)(2)




		 THE FIRST NATIONAL BANK OF CHICAGO
	(Exact name of trustee as specified in its charter)

 A National Banking Association                       36-0899825
						    (I.R.S. employer
						 identification number)

 One First National Plaza, Chicago, Illinois          60670-0126
 (Address of principal executive offices)             (Zip Code)

		 The First National Bank of Chicago
		One First National Plaza, Suite 0286
		   Chicago, Illinois  60670-0286
      Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
     (Name, address and telephone number of agent for service)

		     -------------------

		  AETNA LIFE AND CASUALTY COMPANY
	(Exact name of obligor as specified in its charter)

	 Connecticut                                    06-0843808
 (State or other jurisdiction of                     (I.R.S. employer
 incorporation or organization)                   identification number)


 151 Farmington Avenue                                     06156
 Hartford, Connecticut                                   (Zip Code)
 (Address of Principal Executive Offices)

			  Debt Securities

		  (Title of Indenture Securities)


 ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION
	   AS TO THE TRUSTEE:

	   (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

		Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington,
		D.  C.,  The Board  of  Governors  of the  Federal
		Reserve System, Washington, D. C.

	   (B)  WHETHER IT  IS  AUTHORIZED TO  EXERCISE  CORPORATE
		TRUST POWERS.

		The trustee is authorized to exercise corporate trust powers.

 ITEM 2.   AFFILIATIONS  WITH THE OBLIGOR.   IF THE  OBLIGOR IS AN
	   AFFILIATE   OF  THE   TRUSTEE,   DESCRIBE   EACH   SUCH
	   AFFILIATION.

		No such affiliation exists with the trustee.

 ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED  AS A
	   PART OF THIS STATEMENT OF ELIGIBILITY.

	   1. A copy of the articles of association of the trustee now in effect.*

	   2. A copy of the certificates of authority of the trustee to commence business.*

	   3. A copy of the authorization of the trustee to exercise corporate trust powers.*

	   4.   A copy of the existing by-laws of the trustee.*

	   5.   Not applicable.

	   6.   The  consent of  the  trustee required  by Section
		321(b) of the Act.

	   7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

	   8.   Not applicable.

	   9.   Not applicable.


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 7th day of April, 1994.


			       The  First  National Bank of Chicago,
			       Trustee,


			       By: /s/ STEVEN M. WAGNER
				   -----------------------------
			       Steven M. Wagner
			       Vice President & Senior Counsel
			       Corporate Trust Services Division


			     EXHIBIT 6

		THE CONSENT OF THE TRUSTEE REQUIRED
		    BY SECTION 321(B) OF THE ACT


					 April 7, 1994


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between Aetna Life and Casualty Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


			       Very truly yours,

			       THE FIRST NATIONAL BANK OF CHICAGO



			       By: /s/ STEVEN M. WAGNER
				   ------------------------------
				    Steven M. Wagner
				    Vice President and Senior Counsel
				    Corporate Trust Services Division


			     EXHIBIT 7

      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:   The First National Bank       Call Date: 12/31/93
Address:                of Chicago                   ST-BK:  17-1630 FFIEC 031
City, State  Zip:      One First National Plaza,             Page RC-1
FDIC Certificate No.:  Suite 0460 Chicago, IL 60670
		       0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

													   C400          <-
									 DOLLAR AMOUNTS IN             -------------     ----
									     THOUSANDS        RCFD     BIL  MIL THOU
									 -----------------    ----     ---  ---  ----
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RCA-A):
   a. Noninterest-bearing balances and currency and coin(1)   . .                              0081       3,552,441       1.a.
    1.a.
   b. Interest-bearing balances(2)  . . . . . . . . . . . . . . .                              0071       5,687,085       1.b.
2. Securities (from Schedule RC-B)  . . . . . . . . . . . . . . .                              0390         470,252       2
3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal Funds sold  . . . . . . . . . . . . . . . . . . . .                              0276       3,985,638       3.a.
   b. Securities purchased under agreements to resell   . . . . .                              0277         880,886       3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
      RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2122 13,308,340                                4.a.
   b. LESS: Allowance for loan and lease losses   . . . . . . . .     RCFD 3123    339,885                                4.b.
   c. LESS: Allocated transfer risk reserve   . . . . . . . . . .     RCFD 3128          0                                4.c.
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . .                              2125      12,968,455       4.d.
5. Assets held in trading accounts  . . . . . . . . . . . . . . .                              2146       3,109,630       5.
6. Premises and fixed assets (including capitalized leases)   . .                              2145         497,559       6.
7. Other real estate owned (from Schedule RC-M)   . . . .                                      2150         101,446       7.
8. Investments in unconsolidated subsidiaries and associated
- -98 companies (from Schedule RC-M)  . . . . . . . . . . . . . . .                              2130           6,375       8.
9.  Customers' liability to this bank on acceptances outstanding .                             2155         477,130       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . .                              2143         147,257      10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . .                              2160       2,607,308      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . .                              2170      34,491,462      12.

- ----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:          The First National Bank of Chicago      Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                         Page RC-2
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED

								    DOLLAR AMOUNTS IN
									Thousands                        BIL MIL THOU
								     ----------------                    ---------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
	from Schedule RC-E, part 1)   . . . . . . . . . . . .                                 RCON 2200    15,870,533     13.a
	(1) Noninterest-bearing(1)  . . . . . . . . .. . . . .       RCON 6631  7,494,138                                 13.a.(1)
	(2) Interest-bearing  . . . . . . . . . . . . . . . .        RCON 6636  8,376,395                                 13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries,
	and IBFs (from Schedule RC-E, part II)  . . . . . . .                                 RCFN 2200     7,254,022     13.b.
	(1) Noninterest bearing   . . . . . . . . . . . . . .        RCFN 6631    352,283                                 13.b.(1)
	(2) Interest-bearing                                         RCFN 6636  6,901,739                                 13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased   . . . . . . . . . . . . .                                   RCFD 0278     2,649,907     14.a.
     b. Securities sold under agreements to repurchase  . .                                   RCFD 0279       171,899     14.b
15.  Demand notes issued to the U.S. Treasury  . . .  .  .                                    RCON 2840       106,087     15.
16.  Other borrowed money  . . . . . . . . . . . . . .  .                                     RCFD 2850     1,782,869     16.
17.  Mortgage indebtedness and obligations under capitalized
     leases   . . . . . . . . . . . . . . . . . . .  .  .                                     RCFD 2910       267,000     17.
18.  Bank's liability on acceptance executed and outstanding                                  RCFD 2920       477,130     18.
19.  Subordinated notes and debentures   . . . . . . . . . .                                  RCFD 3200     1,175,000     19.
20.  Other liabilities (from Schedule RC-G)  . . . . .                                        RCFD 2930     2,049,329     20.
21.  Total liabilities (sum of items 13 through 20)  . . . .                                  RCFD 2948    31,803,776     21.
22.  Limited-Life preferred stock and related surplus  . . .                                  RCFD 3282             0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus   . . . .                                  RCFD 3838             0     23.
24.  Common stock  . . . . . . . . . . . . . . . . . .                                        RCFD 3230       200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)                                 RCFD 3839     2,254,940     25.
26.  a. Undivided profits and capital reserves . . . . . .  .                                 RCFD 3632       232,478     26.a.
     b. LESS: Net unrealized loss on marketable equity
	securities  . . . . . . . . . . . . . . . . . . . .  .                                RCFD 0297          (299)    26.b.
27.  Cumulative foreign currency translation adjustments  . .                                 RCFD 3284          (889)    27.
28.  Total equity capital (sum of items 23 through 27) .  . .                                 RCFD 3210     2,687,686     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)  . . . . . . . .  .                                RCFD 3300    34,491,462     29.

Memorandum

To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below  that best describes the  most comprehensive level of auditing work performed for the bank by  independent external
   auditors as of any date during 1992  . .  . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  RCFA.6724 N/A         M.1.

1 = Independent audit of the bank conducted in accordance        4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be  required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company       5 =   Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which        6 =   Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                             7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

_________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.